EXHIBIT 10.1



                              PURCHASE AGREEMENT



                                     Among

                         ENRON HOLDING COMPANY  L.L.C.

                              ENRON EQUITY CORP.,

                            ENRON DEVELOPMENT CORP.

                                      and

                     ENRON GLOBAL POWER & PIPELINES L.L.C.



                                April 15, 1996

                              PURCHASE AGREEMENT


      This Purchase Agreement (this "Agreement") is made and entered into as of April 15, 1996 by and among Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron Equity Corp., a Delaware corporation ("EEC"), Enron Development Corp., a Delaware corporation ("EDC"), and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP").

      WHEREAS, (i) EHC is the record and beneficial owner of 53.07% of the issued and outstanding shares (the "Enron Colombia Shares") of capital stock of Enron Commercial Finance Ltd., a Cayman Islands company ("Enron Colombia"), and
(ii) EEC is the record and beneficial owner of 46.93% of the Enron Colombia Shares; and

      WHEREAS, Enron Colombia, through one or more direct or indirect wholly-owned subsidiaries, owns directly or indirectly a 49% limited partner interest in Centragas - Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A., a sociedad en comandita por acciones established under the laws of the Republic of Colombia ("Centragas"); and

      WHEREAS, EDC is the sole general partner of Centragas and owns 1% of the partnership capital of Centragas (the "General Partner Interest"); and

      WHEREAS, Enron Corp., a Delaware corporation ("Enron"), and EPP are parties to a Purchase Right Agreement dated as of November 15, 1994 (the "Purchase Right Agreement") pursuant to which EHC and EEC have offered to sell and transfer to EPP the Enron Colombia Shares and EDC has offered to sell and transfer to EPP the General Partner Interest (collectively, the "Ownership Interest"); and

      WHEREAS, EPP desires to evidence its acceptance of such offers of the Ownership Interest and, subject to the satisfaction of the conditions to EPP's obligations as herein set forth, to purchase and pay for the Ownership Interest, so that following such purchase EPP will own, directly or indirectly, 100% of the issued and outstanding capital stock of Enron Colombia and the General Partner Interest;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             CERTAIN DEFINED TERMS

      1.1   TERMS USED AS DEFINED IN  PURCHASE  RIGHT  AGREEMENT.   Capitalized
terms used in this Agreement and not defined herein are used as defined in the Purchase Right Agreement.

      1.2 OTHER TERMS. As used in this Agreement, the following items shall have the following meanings:

      "Agreement Among  Partners"  shall  have  the meaning assigned in Section
4.4.

      "Code" means the United States Internal Revenue Code of 1986, as amended.

      "Current Market Price" means the average closing price per share of Common Shares in EPP reported at the close of trading on the New York Stock Exchange for the 20 trading days immediately preceding March 28, 1996, which is agreed to be for all purposes of this Agreement $26.319 per Common Share.

      "Ecopetrol" means The Empresa Colombiana de Petroleos, an industrial and commercial enterprise of the State of Colombia.

      "Enron Colombia Subsidiaries" means each of Transportation, Pipeline and Investments.

      "Enron Subsidiary" means any direct or indirect wholly-owned subsidiary of Enron.

      "EPP Common Shares" shall have the meaning assigned in Section 2.1.

      "Indenture" shall have the meaning assigned in Section 5.2(e)(i).

      "Investments" means Enron Colombia Investments Limited Partnership, a Cayman Islands limited partnership.

      "GP Transfer Consents" shall have the meaning assigned in Section 5.2(d)(ii).

      "O&M Agreement" means the Operations and Maintenance Contract dated as of July 7, 1994 between Centragas and Promigas.

      "Offer Price" shall have the meaning assigned in Section 2.1.

      "Partners Agreement" has the meaning assigned in Section 4.9.

      "Pipeline" means Enron Pipeline Colombia Limited Partnership, a Cayman Islands limited partnership.

      "Project" means the 575-kilometer 18-inch Ballena-to-Barrancabermeja natural gas pipeline project in Colombia constructed, owned, and operated by Centragas pursuant to the Transportation Services Contract, together with all the property, structures, vessels, machinery, equipment and spare parts that are owned by Centragas and are part of or used or useful in connection therewith.

      "Project Document" means any Project Document with respect to the Ownership Interest or the Project.

      "Promigas" means Promigas S.A., a Colombian SOCIEDAD ANOMINA.

      "Second Closing Date" shall have the meaning assigned in Section 5.1(b).

      "Tomen" shall have the meaning assigned in Section 2.2.

      "Transportation" means Enron Colombia Transportation Ltd., a Cayman Islands company.

      "Transportation Services Contract" means the Transportation Services Contract dated as of May 12, 1994, between Centragas and Ecopetrol, as amended by (i) Amendment No. 1 to Transportation Services Contract dated as of November 2, 1994, (ii) Amendment No. 2 to Transportation Services Contract dated April 3, 1995, and (iii) Amendment No. 3 dated January 29, 1996.

                                     ARTICLE II

PURCHASE AND SALE OF OWNERSHIP INTEREST

      2.1 PURCHASE AND SALE OF OWNERSHIP INTEREST. Subject to the satisfaction of the conditions specified in Section 5.2, in consideration of the Offer Price, (a) on the Closing Date, EHC and EEC shall sell, transfer, convey and deliver to EPP, and EPP will purchase and accept from EHC and EEC, the Enron Colombia Shares, as evidenced by the delivery of certificates evidencing the Enron Colombia Shares, duly endorsed by EHC or EEC, as applicable, or accompanied by stock powers (or comparable instruments) duly executed by EHC or EEC, as applicable, and in proper form for transfer, and (b) on the Second Closing Date, EDC shall sell, transfer, convey and deliver to EPP or its designee, and EPP will accept (or cause such designee to accept) from EDC, the General Partner Interest, as evidenced by certificates representing the General Partner Interest, duly endorsed by EDC, or accompanied by stock powers (or comparable instruments) duly executed by EDC, and in proper form for transfer. The aggregate consideration for the purchase and sale of the Ownership Interest shall be $41,500,000 (the "Offer Price"), consisting of $40,670,000 attributable to the Enron Colombia Shares and $830,000 attributable to the General Partner Interest. EPP shall pay the Offer Price by issuance on the Closing Date (i) to EHC of Common Shares in EPP that have an aggregate Current Market Price equal to 52% of the Offer Price, which Common Shares shall be comprised of Restricted Common Shares having an aggregate Current Market Price equal to 21% of the Offer Price (1/21st of which shall be Special Restricted Common Shares) and Common Shares that are not Restricted Common Shares having an aggregate Current Market Price equal to 31% of the Offer Price, (ii) to EEC of Common Shares in EPP that have an aggregate Current Market Price equal to 46% of the Offer Price (none of which Common Shares shall be Restricted Common Shares), and (iii) to EDC of Common Shares in EPP that have an aggregate Current Market Price equal to 2% of the Offer Price (none of which Common Shares shall be Restricted Common Shares) (collectively, the "EPP Common Shares"), in each case as evidenced by the delivery of original issue certificates representing the EPP Common Shares.

      2.2 DIVIDENDS OR DISTRIBUTIONS PRIOR TO CLOSING DATE. Enron Colombia and each Enron Colombia Subsidiary shall have the right (a) at any time prior to the Closing Date, to declare dividends or distributions in an amount equal to (i) the amount of all cash received or to be received by such Person (either directly or as a dividend or distribution from the Enron Colombia Subsidiary directly receiving or to receive such cash) as consideration for the sale (A) by Pipeline of a 25% limited partner interest in Centragas to Tomen Corporation, a Japanese corporation ("Tomen"), and (B) by Investments of a 25% limited partner interest in Centragas to Promigas, whether or not such amounts have been received by such Person, and (ii) of the receivable arising from the refund of Colombian withholding taxes due to Investments relating to amounts withheld from the consideration for such sale to Promigas, which dividend or distribution may be payable in cash (if such receivable is sold or otherwise liquidated) or in kind, and (b) to pay any such dividend or distribution (i) if such dividend or distribution is in cash, at any time prior to or after the Closing Date after the receipt by such Person of such cash and (ii) if such dividend or distribution is in kind, at any time prior to or after the Closing Date. Any such dividend or distribution shall be paid by such Person to its partners or members as of the date of the declaration of such dividend or distribution. EHC or its designee shall have the right, on behalf of Investments, to file for and pursue the withholding tax refund referred to in
Section 2.2(a)(ii), and EPP shall cause Investments to execute any documents prepared by EHC or such designee and reasonably satisfactory to EPP, including, without limitation, powers of attorney, and take all such other actions as may be reasonably necessary to obtain such withholding tax refund. Other than as expressly set forth in this Section, neither Centragas, Enron Colombia, nor any Enron Colombia Subsidiary shall declare or pay any dividend or distribution prior to the Closing Date. EDC agrees that, if the Closing Date occurs, it will have the obligation to transfer the General Partner Interest on the Second Closing Date (subject to the satisfaction of the conditions to its obligation to do so) or, if the Second Closing Date does not occur it will have the obligation to pay to EPP on the Termination Payment Date (as defined in Section 5.4) the amount required to be paid on such date pursuant to Section 5.4.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF EHC. EHC hereby represents and warrants to EPP that:

            (a) ORGANIZATION OF EHC, EEC AND EDC. Each of EHC, EEC and EDC is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate or similar power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest.

            (b) ORGANIZATION OF CENTRAGAS, ENRON COLOMBIA AND ENRON COLOMBIA SUBSIDIARIES. Each of Centragas, Enron Colombia, and each Enron Colombia Subsidiary is a partnership, company, corporation or other entity duly formed and validly existing under the laws of its jurisdiction of organization or incorporation and has all requisite partnership, corporate, or similar power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest.

            (c)   PREEMPTIVE RIGHTS.  Except as set forth in any of the Project
      Documents, (i) there are no preemptive rights or other rights to subscribe for or to purchase any limited or general partner interests in Centragas or any limited or general partner interest, capital stock, or other equity interest in Enron Colombia or any Enron Colombia Subsidiary and (ii) there are no restrictions upon the voting or transfer of the limited or general partner interests of Enron Colombia or any of the Enron Colombia Subsidiaries in Centragas.

            (d) LIENS, ETC. The Ownership Interest is being conveyed by EHC and EEC and, in the case of the General Partner Interest, by EDC to EPP free of material liens or other material rights or material encumbrances (other than as disclosed in the Project Documents).

            (e) TITLE TO PROPERTIES. Centragas is the lawful owner of all material properties, rights of way, and assets that constitute the Project, free and clear of all material liens, encumbrances and security interests, except as disclosed in and permitted by the Project Documents or as would not have a material adverse effect on Centragas or the Ownership Interest.

            (f) CERTAIN DISCLOSURES. Enron has delivered to the Oversight Committee true and correct copies of all Project Documents for the Project. There are no Project Document Violations by an Enron Party (or, to Enron's knowledge, any other party) under the Project Documents. Part III of Exhibit A attached hereto contains a complete list of all Project Documents. Enron has disclosed in writing to the Oversight Committee all pending (or, to its knowledge, threatened) claims by or against Third Parties or for violations of Law that could reasonably be expected to have a material adverse effect on the Ownership Interest. There are no material contracts to which any of Centragas, Enron Colombia, any of the Enron Colombia Subsidiaries or EDC (in its capacity as general partner of Centragas) is a party or by which any of them is bound other than the Project Documents.

            (g) INFORMATION. The copies of written materials that Enron has delivered to or made available to the Oversight Committee constitute accurate copies of the originals thereof, and the files and records that Enron has delivered to or made available to the Oversight Committee constitute all material written factual information in the possession of Enron or its affiliates concerning Centragas, Enron Colombia, the Enron Colombia Subsidiaries, EDC (in its capacity as general partner of Centragas), or the Project. It is understood that EHC makes no representation regarding any information in such files obtained from third parties. Enron is not aware of any fact, matter or circumstance that has not been disclosed to the Oversight Committee that does or may render any such materials, files, records, or other information untrue, inaccurate, or misleading in any material respect or the disclosure of which would be material to the decision by the Oversight Committee to accept, on behalf of EPP, the Offer of the Ownership Interest. If any dispute arises as to whether or not any matter was orally disclosed to the Oversight Committee, EHC will have the burden of proving that such matters were in fact so disclosed.

            (h) FINANCIAL STATEMENTS. Enron has heretofore furnished EPP with the audited balance sheet of Centragas as of December 31, 1995 and the related statement of income and undistributed earnings for the year ended December 31, 1995, and with unaudited balance sheets as of December 31, 1995 and the related statements of income and earnings for the year ended December 31, 1995 for Enron Colombia and each Enron Colombia
      Subsidiary (the "Financial Statements"). The Financial Statements present fairly the financial condition, results of operations and cash flows of Centragas, Enron Colombia, or such Enron Colombia Subsidiary, as applicable, at the date and for the period indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Except as disclosed in writing to the Oversight Committee, since December 31, 1995 there has not been any material adverse change in the assets, business, financial condition or results of operations of Centragas, Enron Colombia, or such Enron Colombia Subsidiary.

            (i)   CAPITALIZATION.

                  (i) The Enron Colombia Shares are the only issued and outstanding shares of capital stock of Enron Colombia and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Enron Colombia owns, beneficially and of record, all of the outstanding shares of Transportation and a 99% limited partner interest in each of Pipeline and Investments. Transportation owns, beneficially and of record, a 1% general partner interest in each of Pipeline and Investments. The limited or general partner interests, capital stock, or other equity interests in the Enron Colombia Subsidiaries owned directly or indirectly by Enron Colombia are the only issued and outstanding equity interests of the Enron Colombia Subsidiaries and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights of any person. Enron Colombia, Pipeline and Investments own, beneficially and of record, limited partner interests in Centragas of 0.015%, 37.500% and 36.485%, respectively. Such limited partner interests in Centragas are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person.

                  (ii) Other than the Option Agreement dated as of December 29, 1995, among EDC, Investments, and Promigas, there are not now any outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Enron Colombia or any limited or general partner interests, capital stock, or other equity interest of any Enron Colombia Subsidiary or Centragas or any contracts, understandings or arrangements to which Enron Colombia, any Enron Colombia Subsidiary, or Centragas is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock, limited or general partner interests, or other equity interests or options, warrants, or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock, limited or general partner interests, or other equity interests.

                  (iii) The General Partner Interest is validly issued and was not issued in violation of the preemptive rights of any person. The General Partner interest represents 1% of the partnership
            capital  of  Centragas.    EDC  is  the  sole  general  partner  of
            Centragas.

                  (iv) None of Centragas, Enron Colombia and the Enron Colombia Subsidiaries owns any capital stock, general or limited partner interests, joint venture interests or other equity interests, except as set forth in clause (i) of this Section 3.1(i). Centragas has, and has had, no business or assets other than the development, financing, acquisition, construction, operation and ownership of the Project as contemplated by the Project Documents. Neither Enron Colombia nor any Enron Colombia Subsidiary has, or has had, any business or assets other than the ownership of the equity interests set forth in clause (i) of this
            Section 3.1(i).

                  (v) EHC has no substantial assets other than its ownership interest in EPP and a promissory note in the amount of $50 million payable by Enron to EHC and has no substantial liabilities.

            (j) AUTHORIZATION AND VALIDITY OF AGREEMENT; NO CONFLICT. Each of EHC, EEC, and EDC has all necessary corporate or similar power and authority to enter into this Agreement and to perform its other obligations hereunder, and the execution, delivery and performance hereof by each of EHC, EEC, and EDC have been duly and validly authorized by all necessary corporate or similar action. This Agreement has been duly executed and delivered by each of EHC, EEC, and EDC and constitutes the legal, valid and binding obligation of each of EHC, EEC, and EDC, enforceable against each of EHC, EEC, and EDC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of EHC and EEC will have on the Closing Date, and EDC will have on the Second Closing Date, all necessary corporate or similar power and authority to convey, and will have taken all necessary corporate or similar action to authorize the conveyance of, the Enron Colombia Shares or the General Partner Interest, as applicable, to EPP or, in the case of EDC, upon termination, the cash payment required pursuant to Section 5.4. The conveyance of the Enron Colombia Shares and, subject to EDC's obtaining the GP Transfer Consents, the General Partner Interest will not
      (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Project Document or applicable Law (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Centragas, Enron Colombia, the Enron Colombia Subsidiaries or EDC or
      (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

            (k) INVESTMENT PURPOSE. Each of EHC, EEC, and EDC will acquire the EPP Common Shares it acquires for its own account and not with a view to a sale or distribution thereof in violation of any securities laws, and each of EHC, EEC and EDC has no intention of selling or distributing any of the EPP Common Shares in violation of any securities laws. Each of EHC, EEC and EDC agrees that the certificates representing the EPP Common Shares will bear an appropriate legend referring to restrictions on transfers thereof except in compliance with the registration provisions of applicable state and federal securities laws or pursuant to applicable exemptions therefrom.

            (l)   REGULATORY MATTERS.

                  (i) None of Enron, any Enron Subsidiary, Enron Colombia, any Enron Colombia Subsidiary, EDC, or Centragas is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (ii) None of Enron, any Enron Subsidiary, Enron Colombia, any Enron Colombia Subsidiary, EDC, or Centragas is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

            (m) BROKERS AND FINDERS. None of Enron, any Enron Subsidiary, Enron Colombia, any Enron Colombia Subsidiary, EDC, or Centragas has retained any broker, finder, or similar intermediary who might be entitled to a fee or commission from Enron Colombia, any Enron Colombia Subsidiary, Centragas, or EPP, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the sale of the Ownership Interest pursuant to this Agreement.

            (n) COMPLIANCE WITH LAW. Each of Centragas, Enron Colombia, the Enron Colombia Subsidiaries and EDC (in its capacity as general partner of Centragas) has complied with all applicable Laws and obtained all applicable licenses, permits, approvals and authorizations of all governmental authorities, except in each case as would not have a material adverse effect on the assets, business, financial condition or results of operations of Centragas, Enron Colombia, such Colombia Subsidiary or EDC (in its capacity as general partner of Centragas).

            (o) LITIGATION. There is no litigation, arbitration or governmental proceeding pending or, to the knowledge of Enron, threatened against Centragas, Enron Colombia, any Enron Colombia Subsidiary or EDC, or their respective partners, officers or directors in their capacities as such, in which an unfavorable ruling, decision or finding would have a material adverse effect on the Project, Centragas, the Ownership Interest, Enron Colombia or any Enron Colombia Subsidiary.

            (p) TAXES. Each of Centragas, Enron Colombia, the Enron Colombia Subsidiaries and EDC has filed all federal, state and foreign income tax returns that have been required and has paid all taxes indicated by said returns and all assessments received by it, except for such taxes as are being contested in good faith by appropriate proceedings and for which it has established adequate reserves.

      3.2   REPRESENTATIONS  AND  WARRANTIES   OF  EPP  hereby  represents  and
warrants to EHC, EEC, and EDC that:

            (a) AUTHORIZATION AND VALIDITY OF AGREEMENT; NO CONFLICT. EPP has all necessary power and authority to enter into this Agreement, to issue the EPP Common Shares to EHC, EEC, and EDC hereunder and to perform its other obligations hereunder, and the execution, delivery and performance hereof by EPP have been duly and validly authorized by all necessary company action. This Agreement has been duly executed and delivered by EPP and constitutes the legal, valid and binding obligation of EPP, enforceable against EPP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance of the EPP Common Shares will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any material agreement to which EPP is a party or applicable Law (to the extent the failure to obtain the same could be reasonably expected to have a material adverse effect on EPP or the EPP Shares), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of EPP or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence. The EPP Common Shares issued to EHC, EEC, and EDC pursuant to this Agreement, upon issuance in accordance with this Agreement, will be validly issued and outstanding and not subject to any preemptive, preferential or other similar rights. Such shares, upon issuance in accordance with this Agreement, will be fully paid (subject to EDC's obligations to transfer the General Partner Interest to EPP on the Second Closing Date or to make the payment specified in Section 5.4 hereof) and, except to the extent specified in Section 18-607(b) of the Delaware Limited Liability Company Act and except to the extent specified in Section 4.01(d) of the Company Agreement with respect to Special Restricted Common Shares, nonassessable.

            (b) INVESTMENT PURPOSE. EPP is acquiring the Ownership Interest for its own account and not with a view to a sale or distribution thereof in violation of any securities laws, and EPP has no present intention of selling or distributing any of the Ownership Interest in violation of any securities laws. EPP agrees that the certificates representing the Ownership Interest will bear an appropriate legend referring to restrictions on transfers thereof except in compliance with the registration provisions of applicable state and federal securities laws or pursuant to applicable exemptions therefrom.

                                  ARTICLE IV

                               CERTAIN COVENANTS

      4.1   INDEMNITY.   EPP  agrees that (a) effective as of the Closing Date,
(i) EPP will  assume the Shareholder  Commitments  described  in  Part  I-A  of
Schedule 4.1 to this Agreement and the other obligations described in Part I-B of Schedule 4.1 to this Agreement (except to the extent that any thereof are included in the Shareholder Commitments described in Part II of Exhibit B to this Agreement) and (ii) indemnify and hold harmless EHC and its related persons (as such term is defined in Section 4.4 hereof) against such Shareholder Commitments and such other obligations from and after the Closing Date and (b) effective as of the Second Closing Date, (i) EPP will assume the obligations described in Part II of Schedule 4.1 to this Agreement and
(ii) indemnify and hold harmless EHC and its related persons (as such term is defined in Section 4.4 hereof) against such obligations from and after the Second Closing Date.

      4.2 NON-LIABILITY OF ENRON FOR LIABILITIES OF ENRON COLOMBIA AND OTHER PERSONS. EPP warrants and covenants that (a) upon transfer of the Enron Colombia Shares pursuant to this Agreement, EHC and its related persons (as such term is defined in Section 4.4 hereof) will have no liability or obligation to EPP (except for obligations and liabilities under this Agreement) or any third party with respect to the debts and liabilities of Enron Colombia, any Enron Colombia Subsidiary, or Centragas, and (b) upon transfer of the General Partner Interest pursuant to this Agreement, EHC and its related persons (as such term is defined in Section 4.4 hereof) will have no liability or obligation to EPP (except for obligations and liabilities under this Agreement) or any third party with respect to the debts and liabilities of EDC as general partner of Centragas, in each case whether incurred before or after the date hereof, and EPP hereby agrees to indemnify and hold harmless EHC and its related persons (as such term is defined in Section 4.4 hereof) against any Claim (as such term is defined in Section 4.4 hereof) brought by any third party with respect to any such liabilities or obligations.

      4.3 MAINTENANCE OF CENTRAGAS PARTNERSHIP STATUS. EPP will take such action as may be required from time to time to maintain the classification of Centragas as a partnership for U.S. federal income tax purposes; provided, however, that EPP shall not be required to take any action to comply with any classification requirement that may be imposed after the date of this Agreement.

      4.4 INDEMNIFICATION. Each of EHC and EPP (each an "Indemnifying Party") hereby agrees to indemnify, defend and hold harmless the other, its directors, officers, and employees, its controlled and controlling persons and persons under common control, and their respective directors, officers, and employees (collectively "related persons" (provided that EPP and its subsidiaries shall not be related persons of EHC, and EHC and its related persons other than EPP and its subsidiaries shall not be related persons of
EPP)), from and against all Claims (as hereinafter defined) asserted against, resulting to, imposed upon or incurred by such party or such party's related persons (an "Indemnified Person"), directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Indemnifying Party contained in or made pursuant to this Agreement and (b) the breach of any covenant of the
Indemnifying Party contained in or made pursuant to this Agreement. In addition, EHC shall indemnify, defend, and hold harmless EPP, Enron Colombia, the Enron Colombia Subsidiaries, and Centragas and each of their related parties from and against (i) all Claims for any liability resulting from the sale by Pipeline to Tomen of a 25% limited partner interest in Centragas or by Investments to Promigas of a 25% limited partner interest in Centragas; (ii) any Claim against Enron Colombia pursuant to Section 2(a), and any reduction in the amount of the termination payment otherwise distributable to Enron Colombia and the Enron Colombia Subsidiaries as a result of Section 3 (and any related Claim), of the Agreement Among Partners dated as of January 23, 1996 (the "Agreement Among Partners"), among EDC, Pipeline, Investments, Enron International Development Services, Inc., Enron Pipeline Colombia G.P., Inc., Enron International, Inc. and Tomen. "Claim" shall include (i) all debts, liabilities and obligations; (ii) all losses, damages, costs and expenses including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses; and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments, whether or not ultimately determined to be valid.

      4.5 DEFENSE OF THIRD PARTY CLAIMS. In the event any Claim is asserted against any Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim; provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Article IV unless the Indemnifying Party is actually and materially prejudiced thereby. Pursuant to its defense obligation provided in Section 4.4, the Indemnifying Party shall employ counsel satisfactory to the Indemnified Party and shall take such other steps as are reasonably necessary or appropriate to defend the Indemnified Party against such Claim.

      4.6 PRESERVATION OF RECORDS. EPP agrees that (a) for five years after the Closing Date (or, if longer, through the end of any applicable statute of limitations of any relevant jurisdiction), it will preserve the corporate, financial and other books and records of Enron Colombia, the Enron Colombia Subsidiaries, and Centragas, and (b) for five years after the Second Closing Date (or, if longer, through the end of any applicable statute of limitations of any relevant jurisdiction) , it will preserve the corporate, financial and other books and records of EDC relating to its having been the General Partner of Centragas, and will in each case furnish to Enron reasonable access thereto in the event Enron or any of its affiliates needs information therefrom in order to comply with any accounting, financial reporting, auditing, tax reporting, regulatory filing or other requirement to which it is subject.

      4.7 CERTAIN ACTIONS BY CENTRAGAS PRIOR TO THE SECOND CLOSING DATE. From the Closing Date until the Second Closing Date, EDC shall not, and shall not cause or permit Centragas to, as applicable, take any of the actions specified in Schedule 4.8 hereto.

      4.8 POST-CLOSING FILINGS. EDC and EPP shall use reasonable efforts following the Second Closing Date to file and obtain as soon as reasonably practicable (a) the filing required to be made with the Ministry of Mines and Energy of the Republic of Colombia evidencing the transfer of the General Partner Interest from EDC to EPP or its designee, (b) the provisional liquidation of taxes relating to the assignment of the General Partner Interest from the National Tax and Customs Directorate of the Republic of Colombia and
(c) the registration of EPP or its designee acquiring the General Partner Interest with the Bank of the Republic of Colombia.

      4.9   RIGHT TO CENTRAGAS FUNDS.

      (a) EPP hereby agrees to cause Enron Colombia, Pipeline, and Investments to direct Centragas to make available to Enron, or any affiliate of Enron designated by Enron, at the request of Enron, that portion of Centragas funds that would otherwise be available to Tomen but for Section 10 of the Agreement Among Partners on the terms prescribed by Section 6 of the Partners Agreement dated as of September 13, 1994, among EDC, Enron Colombia, Pipeline, Investments, Promigas, and Tomen (the "Partners Agreement"); provided that Enron shall use reasonable efforts to cause any such funds so made available to it or as directed by it to be invested in such a manner as will not, solely by reason of such investment, cause Enron Colombia to be a Passive Foreign Investment Company within the meaning of Section 1296(a) of the Code or to have excess passive assets within the meaning of Section 956A of the Code.

      (b) To the extent, if any, that Centragas funds are loaned to EPP or its subsidiaries, EPP will enter into an agreement reasonably satisfactory to EPP and Enron whereby EPP agrees to reimburse Enron for any repayments of such loans made by Enron pursuant to the Cash Management Agreement made as of December 16, 1994, by Enron in favor of Centragas and The Bank of New York, a New York corporation, as Trustee under the Indenture, or the Distribution Account Cash Management Agreement to be made by Enron in favor of Centragas.

                                   ARTICLE V

                                    CLOSING

      5.1   CLOSING DATE AND PLACE.

            (a) The Closing Date shall be the fifth Business Day to occur after the satisfaction or waiver of the closing conditions set forth in
      Section 5.2(a), Section 5.2(b), and Section 5.2(c), or if later, the fifth business day after EHC and EPP execute and deliver this Agreement. The Closing Date may be extended by mutual agreement of the parties. The closing of the purchase and sale of the Enron Colombia Shares shall take place in the offices of EPP. At such closing, the consideration specified in Section 2.1 shall be delivered.

            (b) The "Second Closing Date" shall be the fifth Business Day to occur after the satisfaction or waiver of the closing conditions set forth in Section 5.2(d). The Second Closing Date may be extended by mutual agreement of the parties. The closing of the purchase and sale of the General Partner Interest shall take place in the offices of EPP.

      5.2   CONDITIONS.

            (a) The obligations of each of EHC, EEC and EPP to consummate the purchase and sale of the Enron Colombia Shares shall be subject to the satisfaction or waiver by such party of the Designated Closing Conditions (except that the truth of EHC's representations and warranties shall not be a condition to the obligations of EHC or EEC).

            (b) The obligations of EHC and EEC to consummate the purchase and sale of the Enron Colombia Shares shall be subject to the satisfaction or waiver by such party of the following further conditions:

                  (i) EPP shall have received a fairness opinion that meets the requirements of Section 7.06 of the Company Agreement;

                  (ii) the representations and warranties of EPP in this Agreement shall be true and correct on and as of the Closing Date; and

                  (iii) EPP shall have executed and delivered to Enron an agreement in the form of Schedule 5.2(b) hereto (the "Ownership Maintenance Agreement").

            (c) The obligation of EPP to consummate the purchase and sale of the Enron Colombia Shares shall be subject to the satisfaction or waiver by such party of the following further conditions:

                  (i) EPP shall have received opinions of counsel to EHC, EEC, and EDC reasonably acceptable to the Oversight Committee as to the matters set forth in Schedule 5.2(c).

                  (ii) Promigas shall have executed and delivered to EPP a certificate reasonably acceptable to the Oversight Committee certifying that the O&M Agreement is in full force and effect, that Promigas is not in default under the O&M Agreement and that, to the knowledge of Promigas, Centragas is not in default under the O&M Agreement;

                  (iii) Ecopetrol shall have executed and delivered to EPP a certificate reasonably acceptable to the Oversight Committee certifying that the Transportation Services Contract is in full force and effect, that Ecopetrol is not in default under the Transportation Services Contract and that, to the knowledge of Ecopetrol, Centragas is not in default under the Transportation Services Contract;

                  (iv) EPP shall have received a fairness opinion satisfactory to the Oversight Committee meeting the requirements of Section 7.06 of the Company Agreement and stating that the acquisition by EPP of the Ownership Interest is fair to the public shareholders of EPP from a financial point of view; and

                  (v) Enron shall have executed and delivered to EPP the Ownership Maintenance Agreement.

            (d) The obligation of EDC and EPP to consummate the conveyance of the General Partner Interest shall be subject to the satisfaction or waiver by both parties of the following conditions:

                  (i) the purchase and sale of the Enron Colombia Shares shall have been consummated;

                  (ii) EDC shall have obtained consents satisfactory to EDC and EPP to the transfer of the General Partner Interest from Ecopetrol, all of the partners in Centragas, and the holders of a majority of the outstanding Centragas Notes (as defined below) (the "GP Transfer Consents").

            (e) The obligation of EPP to consummate the conveyance of the General Partner Interest shall be subject to the satisfaction or waiver by EPP of the following additional conditions:

                  (i) the Indenture dated as of December 8, 1994 (the "Indenture"), by and between Centragas and The Bank of New York, as Trustee for the holders from time to time of the 10.65% Senior Secured Notes Due 2010 of Centragas (the "Centragas Notes"), and all Security Documents (as defined in the Indenture) shall have been amended as specified in Schedule 5.2(e)(i) hereto and, unless such amendments to the Indenture were consented to by all holders of the Centragas Notes, EPP shall have received an opinion from counsel reasonably satisfactory to the Oversight Committee that all consents to such amendments were obtained as are necessary to make such amendments enforceable against all holders of the Centragas Notes;

                  (ii)  the  Indenture  shall  have  been   amended  to  remove
            references   to  EDC  and  where  appropriate  replace  them   with
            references to the SOCIO GESTOR of Centragas; and

                  (iii) EPP shall have received an opinion of Brigard & Urrutia, or other Colombian counsel reasonably acceptable to the Oversight Committee, to the effect that a Colombian court would give effect to the limitations on recourse to the general partner of Centragas provided for in the Indenture and the Security Documents, as so amended.

      5.3   FAILURE TO MEET CONDITIONS TO CLOSING.

      (a) If all conditions set forth in Section 5.2(a) are not satisfied or waived by June 15, 1996 (the "Termination Date"), this Agreement may be terminated by either party by notice to the other.

      (b)   If all conditions set forth in Section  5.2(b) are not satisfied or
waived  by  EHC  and   EEC  by  the  Termination Date, this  Agreement  may  be
terminated by EHC and EEC by notice to EPP.

      (c) If all conditions set forth in Section 5.2(c) are not satisfied or waived by EPP by the Termination Date, this Agreement may be terminated by EPP by notice to EHC and EEC.

      (d) Upon any termination in accordance with this Section 5.3, (a) none of the parties will have any liability to any other party (except for any liability arising from the breach of this Agreement prior to the such termination) and (b) the rights of Enron (or the applicable Enron Subsidiary) to sell or dispose of the Ownership Interest will be governed by
Section 2.02(f) of the Purchase Right Agreement.

      5.4 FAILURE TO MEET CONDITIONS TO SECOND CLOSING. If the purchase and sale of the Enron Colombia Shares is consummated but the conditions set forth in Section 5.2(d) are not satisfied or waived by December 1, 1996, the obligations of the parties to convey the General Partner Interest may be terminated by any party by notice to the others, and upon any such termination, neither party will have any obligation to the other to convey the General
Partner Interest; provided that this Agreement shall survive any such termination of the obligation to convey the General Partner Interest. From and after any termination of the obligation to convey the General Partner Interest in accordance with the immediately preceding sentence, EDC shall not, and shall not cause or permit Centragas to, as applicable, take any of the actions specified in Schedule 4.8 hereto without the consent of Enron Colombia, Pipeline and Investments, and as soon as reasonably practicable following such termination, EDC, Enron Colombia, Pipeline, and Investments shall enter into an agreement in form and substance reasonably satisfactory to EDC and EPP documenting such consent rights. On or before the fifth Business Day following any termination of the obligation to sell the General Partner Interest (the "Termination Payment Date"), EDC shall pay to EPP, in cash in immediately available funds, an amount equal to that portion of the Offer Price attributable to the General Partner Interest (as specified in Section 2.1 hereof) plus interest at 14% from the Closing Date as consideration in lieu of the transfer of the General Partner Interest in consideration for the EPP Common Shares acquired by EDC pursuant to this Agreement.

      5.5 LIMITATION ON REMEDIES AGAINST EEC. Notwithstanding anything to the contrary contained in this Agreement, in the event of any breach by EEC of its obligations under this Agreement, EPP agrees that it will not file a petition in bankruptcy against EEC until 367 days after the redemption of all of the shares of the 8.57% Preferred Stock of EEC and all of the shares of the 7.39% Preferred Stock of EEC.

                                  ARTICLE VI

                                 MISCELLANEOUS

      6.1   GOVERNING  LAW.   This Agreement shall be governed by and construed
in accordance with the substantive law of Texas without giving effect to the principles of conflicts of law thereof.

      6.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      6.3   SURVIVAL.   The  representations,  warranties and covenants  herein
shall survive the transfer and sale of the Ownership Interest hereunder.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                              ENRON HOLDING COMPANY L.L.C.


                                          By    /s/ JAMES V. DERRICK, JR.
                                            -----------------------------------
                                          Name:    James V. Derrick, Jr.
                                          Title:  Authorized Representative


                                          ENRON EQUITY CORP.


                                          By    /s/ ROBERT J. HERMANN
                                            -----------------------------------
                                          Name:    Robert J. Hermann
                                          Title:   Vice President, Tax

                                          ENRON DEVELOPMENT CORP.


                                          By     /s/ Clifford E. Shedd
                                            -----------------------------------
                                          Name:     Clifford E. Shedd
                                          Title:     Vice President


                                          ENRON GLOBAL POWER &
                                          PIPELINES L.L.C.


                                          By     /s/ THOMAS C. THEOBALD
                                            -----------------------------------
                                          Name:     Thomas C. Theobald
                                          Title: Chairman, Oversight Committee

                                   EXHIBIT A
                             To Purchase Agreement

                              PROJECT DESCRIPTION

                                 SCHEDULE 4.1
                             To Purchase Agreement

                            SHAREHOLDER COMMITMENTS
                             AND OTHER OBLIGATIONS


PART I-A

1. Agreement dated as of May 12, 1994, between Enron and Ecopetrol (the "Enron Agreement").

2.    Partners Agreement.

3. All reimbursement obligations under any performance bond established in favor of Ecopetrol as contemplated in Clause 19 of the Transportation Services Contract.


PART I-B

1.    Agreement Among Partners.

2. Option Agreement dated as of December 29, 1995, among EDC, Investments, and Promigas.

PART II

1. Obligations of EDC under the Agreement Among Partners, the Partners Agreement, and the Option Agreement.

2. All liabilities and obligations of EDC as general partner of Centragas under Colombian law (other than liabilities and obligations under this Agreement).

3. Letter Agreement dated as of December 29, 1995, between EDC and Promigas regarding payment of Option Price under Option Agreement.

4. Letter Agreement dated as of December 29, 1995, between EDC and Promigas regarding Promigas administration rights.

                                 SCHEDULE 4.8
                             TO PURCHASE AGREEMENT

                           ACTIONS REQUIRING CONSENT

1.    Any vote by EDC in the General Assembly of Partners of Centragas.

2. The sale of any assets of Centragas having an aggregate value greater than $500,000.

3. Approval of the annual operations and maintenance budget for Promigas and any amendments thereto pursuant to the O&M Contract.

4. Any amendments to (a) the O&M Contract, (b) the Transportation Services Contract, (c) the Indenture, (d) the Amended and Restated Technical Services Agreement dated as of October 13, 1994, between Enron International Development Services, Inc., and Centragas, (e) the Onshore Services Agreement dated as of October 13, 1994, between Enron Engineering & Construction Company and Centragas, or (f) any agreements among one or more of the partners in Centragas to which either Centragas or EDC is a party.

5. The execution, termination, or material amendment of any other agreement having a term of longer than one year or involving consideration greater than $500,000 to which Centragas becomes or proposes to become a party.

6. Any capital expenditure, incurrence of debt, loan (other than loans made pursuant to Section 6 of the Partners Agreement), or investment in another person by Centragas in excess of $500,000 or purchase of assets by Centragas for consideration greater than $500,000.

7. Any determination by EDC under Section 6 of the Partners Agreement as to the amount of cash in Centragas accounts available to the partners in Centragas in accordance with such Section or as to the necessity of causing the partners in Centragas (or their affiliates, if applicable) to restore funds to such accounts.

8. Any material transaction between Centragas and EDC or an affiliate of EDC or between Centragas and Promigas or an affiliate of Promigas (other than transactions covered by the O&M Agreement).

9. Any voluntary dissolution, liquidation, or declaration of bankruptcy by Centragas.

10.   Any change in the business of Centragas.

                                SCHEDULE 5.2(B)
                             TO PURCHASE AGREEMENT

                        OWNERSHIP MAINTENANCE AGREEMENT


            [Enron Corp. Letterhead]

                              ____________, 1996


Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002
Attn:  Chief Executive Officer

      Re: Purchase Agreement (the "Purchase Agreement) dated as of _______________________, 1996, among Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron Equity Corp., a Delaware corporation ("EEC"), Enron Development Corp., a Delaware corporation ("EDC"), and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP")

Gentlemen:

      As of the date hereof, (i) EPP has purchased from EHC and EEC, in accordance with the Purchase Agreement, the stock of Enron Commercial Finance Limited, a Cayman Islands company ("Enron Colombia"), which in turn owns indirectly 49% of the partnership capital of Centragas-Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A., a Colombian SOCIEDAD EN COMANDITA POR ACCIONES ("Centragas"), and (ii) EPP has issued Common Shares of EPP to EDC in consideration of the agreement by EDC to transfer the general partner interest and 1% of the partnership capital of Centragas held by EDC to EPP (or to pay cash in lieu thereof) in accordance with the Purchase Agreement. EHC, EEC, and EDC are direct or indirect subsidiaries of Enron Corp., a Delaware corporation ("Enron"). In satisfaction of certain conditions to the obligation of EHC, EEC, EDC, and EPP to consummate such purchase in accordance with the Purchase Agreement, Enron and EPP hereby agree as follows:

      1. Capitalized terms used but not defined in this letter agreement shall have the meanings given such terms in the Purchase Agreement.

      2. Enron hereby agrees that it will (a) at all times during the Operational Phase, as such term is defined in the Transportation Services Contract, and during any period in which any of the Centragas Notes are outstanding or the Indenture is still in effect, maintain ownership, directly or through wholly owned subsidiaries, of at least 52% of the outstanding EPP Common Shares or (b) indemnify EPP, Enron Colombia, the Enron Colombia Subsidiaries and Centragas from, and hold them harmless against, all Claims based on the breach of any provision in any agreement requiring Enron to maintain a specified ownership interest in Centragas. In the event any Claim asserted against EPP, Enron Colombia, the Enron Colombia Subsidiaries, or Centragas by a third party, EPP shall with reasonable promptness notify Enron of such Claim; provided that failure to give such notice shall not relieve Enron of its obligations under this paragraph 2 unless Enron is actually and materially prejudiced thereby.

      3. EPP hereby agrees that it will at all times during the Operational Phase, as such term is defined in the Transportation Services Contract, and during any period in which any of the Centragas Notes are outstanding or the Indenture is still in effect, (a) maintain ownership, directly or indirectly, of 100% of the issued and outstanding equity securities of Enron Colombia and each Enron Colombia Subsidiary, (b) cause the Enron Colombia Subsidiaries to maintain collectively a 49% limited partner interest in Centragas, and (c) from and after the Second Closing Date, maintain ownership, directly or indirectly, of 51% or more of the entity holding the General Partner Interest. EPP also agrees to make the foregoing undertakings directly to Ecopetrol, provided that the documentation of such undertakings is reasonably satisfactory to Enron, EPP, and Ecopetrol.

      4. Enron hereby agrees that it will cause EHC at all times until the Effective Transfer Date (as defined in the Transportation Services Contract) to maintain a net worth, computed on a fair market value basis and excluding the Common Shares in EPP owned by EHC, at least equal to the greater of (a) 10% of the aggregate capital contributions to EPP and (b) $55,000,000. Notwithstanding the foregoing, if (i) at the time any claim is made by EPP against EHC under the Purchase Agreement, EHC's net worth is at least equal to the amount specified in the immediately preceding sentence, and (ii) EHC's net worth is reduced as a result of its payment of such claim, Enron shall have no obligation under this Agreement to restore EHC's net worth and shall thereafter be obligated to maintain EHC's net worth at an amount at least equal to the amount required by the immediately preceding sentence less the amount of such claim.

      5. Enron hereby agrees that during the period prior to the Second Closing Date it will make all payments to Centragas that it is required to make under the Cash Management Agreement or the Distribution Account Cash Management Agreement to be made by Enron in favor of Centragas.

                                    Very truly yours,

                                    ENRON CORP.



                                    By:
                                    Name:
                                    Title:

Accepted and Agreed To:

ENRON GLOBAL POWER & PIPELINES L.L.C.



By:
Name:
Title:

                                SCHEDULE 5.2(c)
                             To Purchase Agreement

                              OPINIONS OF COUNSEL

                              [Enron Letterhead]



                              ____________, 1996



Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

      As Senior Vice President and General Counsel of Enron Corp., a Delaware corporation ("Enron"), I am familiar with (i) the Amended and Restated Limited Liability Company Agreement of Enron Holdings Company L.L.C., a Delaware corporation ("EHC") and (ii) the Certificate of Incorporation and the bylaws, as amended, of Enron Equity Corp., a Delaware corporation ("EEC"). This opinion is being furnished to you under Section 5.2(c) of the Purchase Agreement (the "Purchase Agreement") dated ____________, 1996 among EHC, EEC, Enron Development Corp., a Delaware corporation, and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

      Before rendering the opinions hereinafter set forth, I (or other attorneys in the Enron Corp. legal department) examined the Purchase Agreement. I (or other attorneys in the Enron Corp.legal department) also examined and relied upon original or photostat or certified copies of such corporate records, certificates of officers of Enron Corp. and of public officials, and such agreements, documents, and instruments as I (or such attorneys) deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examination, I (or such attorneys) assumed the genuineness of all signatures (other than those of Enron, EHC and EEC) and the authenticity of all documents submitted to me (or such attorneys) as originals and the conformity to original documents of all documents submitted to me (or such attorneys) as photostat or certified copies.

      Based on the foregoing, and subject to the assumptions, qualifications and explanations set forth herein, I am of the opinion that:

      1. Each of EHC and EEC is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate or similar power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest.

      2. Each of Centragas, Enron Colombia, and each Enron Colombia Subsidiary is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest.

      3. Each of EHC and EEC has all necessary corporate or similar power and authority to enter into the Purchase Agreement and to perform its obligations thereunder, and the execution, delivery and performance thereof by each of EHC and EEC have been duly and validly authorized by all necessary corporate action. The Purchase Agreement has been duly executed and delivered by each of EHC and EEC. Enron has all necessary corporate power and authority to enter into the Ownership Maintenance Agreement and to perform its obligations thereunder, and the execution, delivery and performance thereof by Enron has been duly and validly authorized by all necessary corporate action. The Ownership Maintenance Agreement has been duly executed and delivered by Enron.

      4. Each of EHC and EEC has all necessary corporate or similar power and authority to convey, and has taken all necessary corporate or similar action to authorize the conveyance of, the Enron Colombia Shares to EPP. Enron has all necessary corporate power and authority to perform, and has taken all necessary corporate action to authorize the performance of, its obligations under the Ownership Maintenance Agreement. The conveyance of the Enron Colombia Shares will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Project Document (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Centragas, Enron Colombia, or the Enron Colombia Subsidiaries or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      The opinions set forth above are subject in all respects to the following qualifications:

      (a) In rendering the opinion expressed in paragraph 4 above, neither I nor any other attorney has made any examination of any accounting or financial matters related to certain of the covenants contained in certain documents to which Enron may be subject, and I express no opinion with respect thereto.

      (b) The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur or become effective.

      This opinion relates solely to matters of Texas and U.S. federal law and the General Corporation Law of Delaware. This opinion is furnished in connection with the transactions evidenced by the Purchase Agreement and anticipated in connection therewith and may not be relied upon in connection with any other transaction or by any person other than you; provided, however, that Vinson & Elkins L.L.P., Figueroa Sierra & Asociados, and Hunter & Hunter may each rely on this opinion for the purposes of rendering its opinion in connection with Section 5.2(c) of the Purchase Agreement.

                                          Very truly yours,


                                          James V. Derrick, Jr.

                         [Hunter & Hunter Letterhead]



                             _______________, 1996




Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

Re: Purchase Agreement dated as of _______________________, 1996, among Enron Holding Company L.L.C., Enron Equity Corp., Enron Development Corp. and Enron Global Power & Pipelines L.L.C.

Dear Sirs,

We refer to the Purchase Agreement ("the Purchase Agreement") dated as of ____________, 1996, among Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron Equity Corp., a Delaware corporation ("EEC"), Enron Development Corp., a Delaware corporation ("EDC"), and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"), providing for the sale by EHC and EEC of the stock of Enron Commercial Finance Ltd., a Cayman Islands company ("Enron Colombia") to EPP and for the sale by EDC of the General Partner Interest (as defined in the Purchase Agreement) to EPP.

We have examined the following (the "Documents"):

(1)   a copy as executed of the Purchase Agreement dated ____________, 1996;

      [List relevant corporate and partnership documents of Enron Colombia, Enron Colombia Transportation Ltd. ("Transportation"), Enron Pipeline Colombia Limited Partnership ("Pipeline"), and Enron Colombia Investments Limited Partnership ("Investments") (together, the "Enron Colombia Subsidiaries"), including the corporate records of Enron Colombia at its registered office in the Cayman Islands]

In giving this opinion, we have relied upon the accuracy of the Certificate of a Director of Enron Colombia dated ____________, 1996 without further verification. We have assumed, without independent verification, the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies.

On the basis of the foregoing and subject to qualifications below, we are of the opinion that:
      1. Each of Enron Colombia and each Enron Colombia Subsidiary is a limited partnership or company duly formed and validly existing under the laws of the Cayman Islands.

      2. Except as set forth in the Documents, there are no preemptive rights or other rights arising under Cayman Islands law to subscribe for or to purchase any limited or general partner interest, capital stock, or other equity interest in Enron Colombia or any Enron Colombia Subsidiary.

      3. The Enron Colombia Shares are the only issued and outstanding shares of Enron Colombia and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Cayman Islands law or the Documents. Enron Colombia is registered in the Members' Register of Transportation as the holder of all of the outstanding shares of Transportation and is registered in the register of partnership interests of Pipeline and Investments as the holder of a 99% limited partner interest in each of Pipeline and Investments. Transportation is registered in the register of partnership interests of Pipeline and Investments as the holder of a 1% general partner interest in each of Pipeline and Investments. The limited or general partner interests or shares in the Enron Colombia Subsidiaries owned directly by Enron Colombia (or indirectly by it through its ownership of the issued shares of Transportation) are the only issued and outstanding partnership interests or shares of the Enron Colombia Subsidiaries and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Cayman Islands law or the Documents.

      4. There are not now any outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Enron Colombia or any limited or general partner interests, capital stock, or other equity interest of any Enron Colombia Subsidiary in each case arising under Cayman Islands law or the Documents.

      5. The conveyance of the Enron Colombia Shares will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Document or any applicable Law of the Cayman Islands (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Enron Colombia or the Enron Colombia Subsidiaries under any Document or any applicable law of the Cayman Islands, or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

We are practising in the Cayman Islands and do not purport to be experts on the laws of any other jurisdiction and we therefore express no opinion as to the laws of any jurisdiction other than Cayman Islands law. This opinion is also based upon the laws of the Cayman Islands in effect at the date hereof and is given only as to the circumstances existing on the date hereof and known to us.

Except as specifically stated herein, we make no comment with regard to any representations which may be made by any party in any of the documents referred to above or otherwise.

This opinion is addressed to you and is solely for your benefit and that of your legal advisors. You may give copies of this opinion to your legal advisors who may rely on it as though it were also addressed to them. It may not be relied upon by any other person without our prior written consent.

Yours faithfully,
HUNTER & HUNTER


per:____________________________
            Rory Todd

                   [Figueroa Sierra & Asociados Letterhead]


                                                       Santafe de Bogata D.C.
                                                            ____________, 1996



Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

Re: Purchase Agreement dated as of _________________, 1996, among Enron Holding Company L.L.C., Enron Equity Corp., Enron Development Corp., and Enron Global Power & Pipelines L.L.C.

Gentlemen:

We have acted as Colombian counsel to Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron Equity Corp., a Delaware corporation ("EEC"), and Enron Development Corp., a Delaware corporation ("EDC"), in connection with the sale by EHC and EEC of the stock of Enron Commercial Finance Ltd., a Cayman Islands company, and the sale by EDC of the general partner interest in Centragas - Transportadora de Gas de la Regi<o'>n Central de Enron Development & C<i'>a., a SOCIEDAD EN COMANDITA POR ACCIONES formed under the laws of Colombia, to Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"). This opinion is furnished to you at the request of EHC, EEC, and EDC pursuant to Section 5.2(c) of the Purchase Agreement dated as of ___________, 1996, among EHC, EEC, EDC, and EPP (the
"Purchase Agreement"). Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Purchase Agreement.

      In connection with this opinion, we have examined copies of the following documents (the "Documents"):

      A.    Purchase Agreement;
      B.    Partners Agreement;
      C.    Agreement Among Partners;
      D.    Option Agreement; and
      E.    The bylaws of Centragas, as amended to the date hereof.

We also have examined and relied on corporate records, certificates of officers of EHC and Centragas, and such other documents and instruments as we have deemed relevant and necessary as the basis for the opinions expressed below. In our examination, we have assumed (i) the due authorization, execution, and delivery of documents and instruments by all parties, (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to the original documents of all documents submitted as copies. As to factual matters not directly within our knowledge, we have relied solely on and have assumed the genuineness and accuracy of statements made to us by representatives of EHC and Centragas and by public officials, in each case without independent investigation of those matters.

Based on the foregoing, and subject to the assumptions, qualifications, and explanations set forth below, we are of the opinion that:

      1. Centragas is a SOCIEDAD EN COMANDITA POR ACCIONES duly formed and validly existing under the laws of Colombia and has all requisite partnership power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest. Each of Enron Colombia and each Enron Colombia Subsidiary is duly qualified to do business in Colombia, except to the extent the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest.

      2. Except as set forth in the Documents, (a) there are no preemptive rights or other rights arising under Colombian law to subscribe for or to purchase any limited or general partner interests in Centragas and (b) there are no restrictions arising under Colombian law upon the voting or transfer of the limited or general partner interests of Enron Colombia or any of the Enron Colombia Subsidiaries in Centragas.

      3. Enron Colombia, Pipeline, Investments, and EDC own of interests in the partnership capital of Centragas of 0.015%, 37.500%, 36.485% and 1%, respectively. Such interests Centragas are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Colombian law or the Documents.

      4. Other than the Option Agreement, there are not now any outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Enron Colombia or any limited or general partner interests, capital stock, or other equity interest of any Enron Colombia Subsidiary in each case arising under Colombian law or the Documents.

      5.    EDC is the sole general partner of Centragas.

      6. The conveyance of the Enron Colombia Shares and, subject to EDC's obtaining the GP Transfer Consents, the General Partner Interest will not
(i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Document or any applicable Law of Colombia (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Centragas, Enron Colombia, the Enron Colombia Subsidiaries or EDC under any Document or any applicable law of Colombia, or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      7. The Commercial Establishment Pledge Agreement entered into pursuant to the Indenture constitutes a direct and valid lien on and perfected first priority security interest only subordinate by mandate of Colombian law to judicial expenses and labor and tax liabilities, in all of the Pledged Property (as defined in the Commercial Establishment Pledge Agreement) in favor of the Trustee under the Indenture for the benefit of the holders of the Centragas Notes, subject only to the exceptions referred to therein.

      8. The obligations of Ecopetrol under the Transportation Services Contract are valid and legally binding and enforceable against Ecopetrol in accordance with their terms, except as may be limited by applicable laws with respect to the liquidation of Ecopetrol.

      The opinions set forth in the numbered paragraphs above are subject in all respects to the following qualifications:

      (a) Our firm includes attorneys who are licensed to practice in the Republic of Colombia, and for purposes of this opinion we do not hold ourselves out at experts on, nor do we express any opinion as to, the law of any jurisdiction other than the law of the Republic of Colombia.

      (b) The opinions expressed above are expressed as of the date of this opinion only, and we assume no obligation to update or supplement our opinions to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may occur or become effective after the date of this opinion.

      This opinion is being furnished to you in connection with the transactions contemplated by the Purchase Agreement and is solely for your benefit, and no other person shall be entitled to rely hereon nor may this opinion be quoted or otherwise referred to or furnished to any other person without our prior written consent.

                                    Very truly yours,


                                    Augusto Figueroa Sierra

                         [Vinson & Elkins Letterhead]



                              ____________, 1996


Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002


Re: Purchase Agreement dated as of _______________________, 1996, among Enron Holding Company L.L.C., Enron Equity Corp., Enron Development Corp. and Enron Global Power & Pipelines L.L.C.

Gentlemen:

      We have acted as U.S. counsel to Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron Equity Corp., a Delaware corporation ("EEC"), and Enron Development Corp., a Delaware corporation ("EDC"), in connection with the sale by EHC and EEC of the stock of Enron Commercial Finance Ltd., a Cayman Islands company, and the sale by EDC of the general partner interest in Centragas - Transportadora de Gas de la Region Central
de Enron Development & Cia., a SOCIEDAD EN COMANDITA POR ACCIONES formed under the laws of Colombia, to Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"). This opinion is furnished to you pursuant to Section 5.2(c) of the Purchase Agreement dated as of ___________, 1996, among EHC, EEC, EDC, and EPP (the "Purchase Agreement"). Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Purchase Agreement.

      In connection with this opinion, we have examined copies of the Purchase Agreement and the Ownership Maintenance Agreement. We also have examined and relied on such other documents and instruments as we have deemed relevant and necessary as the basis for the opinions expressed below. In our examination, we have assumed (i) the due authorization, execution, and delivery of documents and instruments by all parties (which, in the case of EHC, EEC, EDC, and Enron, is the subject of an opinion delivered to you by James V. Derrick, Jr., Senior Vice President and General Counsel of Enron Corp.), (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures,
(iv)  the  authenticity of all documents submitted  to  us  as  originals,  and
(v) the conformity to the original documents of all documents submitted as copies. In connection with the opinion expressed in paragraph 1 below, we have also assumed that (a) each of EHC, EEC, EDC, Enron is duly formed, valid existing, and in good standing under the laws of the jurisdiction of its organization and (b) has full power and authority to execute the Purchase Agreement or, in the case of Enron, the Ownership Maintenance Agreement, and to enter into the transactions contemplated thereby. As to factual matters not directly within our knowledge, we have relied solely on and have assumed the genuineness and accuracy of statements made to us by representatives of EHC, EEC, EDC, and Enron, and by public officials, in each case without independent investigation of those matters.

      Based on the foregoing, and subject to the assumptions, qualifications, and explanations set forth below, we are of the opinion that:

      1. The Purchase Agreement constitutes the legal, valid and binding obligation of each of EHC, EEC, and EDC, enforceable against each of EHC, EEC, and EDC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Ownership Maintenance Agreement constitutes the legal, valid and binding obligation of Enron, enforceable against Enron in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2. The conveyance of the Enron Colombia Shares and, subject to EDC's obtaining the GP Transfer Consents, the General Partner Interest and the performance by Enron of its obligations under the Ownership Maintenance Agreement will not, including with the passage of time or the giving of notice or both, conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Applicable Law (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest).

      3. None of Enron, any Enron Subsidiary, Enron Colombia, any Enron Colombia Subsidiary, EDC, or Centragas is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4. None of Enron, any Enron Subsidiary, Enron Colombia, any Enron Colombia Subsidiary, EDC, or Centragas is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

      The opinions set forth in the numbered paragraphs above are subject in all respects to the following qualifications:

      (a) Our firm includes attorneys who are licensed to practice in the State of Texas, among other jurisdictions, and for purposes of this opinion we do not hold ourselves out at experts on, nor do we express any opinion as to, the law of any jurisdiction other than the law of the State of Texas and applicable federal law of the United States of America.

      (b)   Our   opinion   in   paragraph  1  is  subject  to  the  effect  of
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, or other similar laws relating to or affecting creditors' rights generally (regardless of whether considered in a proceeding in equity or at law), (ii) principles of good faith, fair dealing, and reasonableness, (iii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedies, and (v) the unenforceability under certain circumstances of waivers and provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default. For purposes of our opinion in paragraph 1 we have also assumed that the Purchase Agreement does not contravene or contradict, and would not be rendered void, invalid, or unenforceable under, the law of any jurisdiction other than the United States of America or the State of Texas that may be applicable thereto (including, without limitation, the laws of the Cayman Islands and the Republic of Colombia) as contrary to the public policy of such jurisdiction and that such opinion would not otherwise be adversely affected by any laws of such jurisdiction that may be applicable thereto.

      (c) For purposes of the opinion expressed in paragraph 2 above, "Applicable Law" means any constitution, statute, code, regulation, rule of, or any injunction, judgment, order, decree, ruling, charge, or other restriction of general applicability of, any governmental authority of the United States or of the State of Texas which in our experience is normally applicable to transactions of the type provided for in the Purchase Agreement. The term "Applicable Law" does not include, and expresses no opinion with regard to, (a) antitrust laws or (b) state or federal securities laws.

      (d) The opinions expressed above are expressed as of the date of this opinion only, and we assume no obligation to update or supplement our opinions to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may occur or become effective after the date of this opinion.

      This opinion which is being furnished to you in connection with the transactions contemplated by the Purchase Agreement and is solely for your benefit, and no other person shall be entitled to rely hereon nor may this opinion be quoted or otherwise referred to or furnished to any other person without our prior written consent.

                                    Very truly yours,


                                    VINSON & ELKINS L.L.P.

                     [Enron Development Corp. Letterhead]



                              ____________, 1996



Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

      As [Senior] Vice President and General Counsel of Enron Development Corp., a Delaware corporation ("EDC"), I am familiar with the Certificate of Incorporation and the bylaws, as amended, of EDC. This opinion is being furnished to you under Section 5.2(c) of the Purchase Agreement (the "Purchase Agreement") dated ____________, 1996 among Enron Holding Company L.L.C., a Delaware limited liability company, Enron Equity Corp., a Delaware corporation, EDC, and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

      Before rendering the opinions hereinafter set forth, I (or other attorneys in the EDC legal department) examined the Purchase Agreement. I (or other attorneys in the EDC legal department) also examined and relied upon original or photostat or certified copies of such corporate records, certificates of officers of Enron Corp., a Delaware corporation, and of public officials, and such agreements, documents, and instruments as I (or such attorneys) deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examination, I (or such attorneys) assumed the genuineness of all signatures (other than those of EDC) and the authenticity of all documents submitted to me (or such attorneys) as originals and the conformity to original documents of all documents submitted to me (or such attorneys) as photostat or certified copies.

      Based on the foregoing, and subject to the assumptions, qualifications and explanations set forth herein, I am of the opinion that:

      1. EDC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate or similar power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centragas or the Ownership Interest.

      2. EDC has all necessary corporate or similar power and authority to enter into the Purchase Agreement and to perform its obligations thereunder, and the execution, delivery and performance thereof by EDC have been duly and validly authorized by all necessary corporate action. The Purchase Agreement has been duly executed and delivered by EDC.

      3. EDC has all necessary corporate power and authority to convey, and has taken all necessary corporate action to authorize the conveyance of, the General Partner Interest to EPP. Subject to EDC's obtaining the GP Transfer Consents, the conveyance of the General Partner Interest to EPP will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Project Document (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of EDC or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      The opinions set forth above are subject in all respects to the following qualifications:

      (a) In rendering the opinion expressed in paragraph 4 above, neither I nor any other attorney has made any examination of any accounting or financial matters related to certain of the covenants contained in certain documents to which EDC may be subject, and I express no opinion with respect thereto.

      (b) The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur or become effective.

      This opinion relates solely to matters of Texas and U.S. federal law and the General Corporation Law of Delaware. This opinion is furnished in connection with the transactions evidenced by the Purchase Agreement and anticipated in connection therewith and may not be relied upon in connection with any other transaction or by any person other than you; provided, however, that Vinson & Elkins L.L.P., Figueroa Sierra & Asociados, and Hunter & Hunter may each rely on this opinion for the purposes of rendering its opinion in connection with Section 5.2(c) of the Purchase Agreement.

                                          Very truly yours,


                                          Robert H. Walls, Jr.

                              SCHEDULE 5.2(e)(i)
                             To Purchase Agreement

                  INDENTURE AND SECURITY DOCUMENT AMENDMENTS

INDENTURE:

The words "or shall be taken to prevent the institution of proceedings against Enron Development Corp. in its capacity as general partner of Centragas" shall be deleted from Section 7.1 of the Indenture.

NOTES:

The words "; and PROVIDED, FURTHER, that nothing herein shall relieve the obligations of Enron Development Corp. as general partner of Centragas" shall be deleted from the Notes in the paragraph of the Notes containing limitations on recourse.

COMMERCIAL ESTABLISHMENT PLEDGE AGREEMENT:

The words "; PROVIDED, HOWEVER, that nothing herein shall relieve the obligations of Enron Development Corp. as general partner of Centragas" shall be deleted from Clause Sixteen of the Commercial Establishment Pledge Agreement.

SECURITY AGREEMENT:

The words "; PROVIDED, HOWEVER, that nothing herein shall relieve the obligations of Enron Development Corp. as general partner of Centragas" shall be deleted from Section 4.8 of the Security Agreement and Assignment of Contracts.

The following words shall be added to the end of the definition of "Collateral" in Section 1.1 of the Security Agreement and Assignment of Contracts: "; provided, however, that any obligation of the general partner of Centragas under Article 243 of the Colombian Commercial Code shall not constitute Collateral".